SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2006 (February 28, 2006)

GEORGIA GULF CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9753	58-1563799
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

115 Perimeter Center Place, Suite 460
Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(770) 395-4500

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2006, the board of directors (the “Board”) of Georgia Gulf Corporation (the “Company”), upon the recommendation of the compensation committee of the Board, approved awards to non-employee directors and executive officers on modified terms pursuant to the Company’s Amended and Restated 2002 Equity and Performance Incentive Plan, as amended (the “Plan”). Copies of the agreements which contain the modified terms are attached as exhibits hereto and incorporated herein by this reference.

In addition, on that date the Board approved the grant of certain equity compensation awards pursuant to the Plan to the non-employee directors and executive officers of the Company on the modified terms. The following non-employee directors and executive officers of the Company received the following equity compensation awards for the number of shares indicated:

Executive Officers
NAME	STOCK OPTIONS	RESTRICTED SHARE UNITS
Edward A. Schmitt	94,999	36,951
Mark J. Seal	20,499	7,974
William H. Doherty	20,001	7,779
Joel I. Beerman	18,999	7,389
Paul D. Carrico	18,750	7,290
James T. Matthews	18,750	7,290
C. Douglas Shannon	17,502	6,807
Non-Employee Directors
John E. Akitt	3,000
Dennis M. Chorba	3,000
Patrick J. Fleming	3,000
Charles R. Henry	3,000
Yoshi Kawashima	3,000
Jerry R. Satrum	3,000
A summary of the amended terms of the forms of agreement follows and is qualified by reference to the full text of the applicable agreement.

Under the restricted share unit agreement as modified, in the event of termination prior to full vesting, if the recipient would meet certain age and years of service requirements, the executive will be deemed to be in the continuous employ of the Company until all such restricted stock units have vested, provided that such recipient ceases to be employed by the Company for a reason other than cause and does not engage in any Detrimental Activity (as defined in the Plan) during such time (compliance with such conditions being deemed a “Qualifying Retirement”).

Under the stock option agreement as modified, in the event of termination, if the executive would meet the conditions for a Qualifying Retirement, such stock option will continue to vest and be exercisable as if the grantee remained continuously employed by the Company during such term.

Under the revised terms, Messrs. Schmitt, Seal, Beerman, Carrico and Shannon are currently eligible for Qualifying Retirement.

Under the stock option agreement for non-employee directors as modified, in the event of termination of a non-employee director’s service, such stock option will continue to vest and be exercisable for the full ten (10) year term of the original grant as if the non-employee director’s service had continued during such term.

If a recipient of awards under any agreement engages in any Detrimental Activity prior to vesting and/or exercise, the Company has, and can exercise, all rights given it in the Plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of 2006 Restricted Share Unit Agreement (with qualifying retirement)

10.2	Form of 2006 Nonqualified Stock Option Agreement

10.3	Form of 2006 Nonqualified Stock Option Agreement for Non-Employee Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

By:	/s/ JOEL I. BEERMAN
By:	Joel I. Beerman
Title:	Vice President, General Counsel and Secretary

Date: March 23, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2006 Restricted Share Unit Agreement (with qualifying retirement)

10.2	Form of 2006 Nonqualified Stock Option Agreement

10.3	Form of 2006 Nonqualified Stock Option Agreement for Non-Employee Directors